Computation of Ratio of Earnings to Fixed Charges                   Exhibit 12.1
Year Ended December 31
--------------------------------------------------------------------------------
(In Millions, except ratios)


                       SAFECO CORPORATION AND SUBSIDIARIES
                       (Ratio of Earnings to Fixed Charges
                 Excluding Distributions on Capital Securities)

                                                            1999          1998           1997           1996           1995
                                                          -------------------------------------------------------------------
Earnings:
       Income Before Income Taxes and
            Distributions on Capital Securities           $  332.3      $  462.8       $  572.6       $  578.5       $  513.8
       Total Fixed Charges Below                             150.4         168.1          109.3           76.3           89.7
       Less Interest Capitalized                                --          (0.5)          (2.0)          (0.1)          (0.3)
       Less Undistributed Loss from
            Unconsolidated Subsidiary                           --            --             --            0.9            1.0
                                                          -------------------------------------------------------------------
               Total Earnings                             $  482.7      $  630.4       $  679.9       $  655.6       $  604.2
                                                          ===================================================================

Fixed Charges:
       Interest                                           $  141.0      $  159.5       $  101.8       $   72.4       $   85.4
       Interest Capitalized                                     --           0.5            2.0            0.1            0.3
       Interest Portion of Rental Expense                      8.3           6.7            4.8            3.3            3.2
       Amortization of Deferred Debt Expense                   1.1           1.4            0.7            0.5            0.8
                                                          -------------------------------------------------------------------
           Total Fixed Charges                            $  150.4      $  168.1       $  109.3       $   76.3       $   89.7
                                                          ===================================================================

Ratio of Earnings to Fixed Charges
       Excluding Distributions on Capital Securities           3.2           3.8            6.2            8.6            6.7
                                                          ===================================================================

                      SAFECO CORPORATION AND SUBSIDIARIES
                      (Ratio of Earnings to Fixed Charges
                    and Distributions on Capital Securities)

                                                            1999          1998           1997           1996           1995
                                                          -------------------------------------------------------------------
Earnings:
       Income Before Income Taxes                         $  263.3      $  393.7       $  549.8       $  578.5       $  513.8
       Total Fixed Charges Below                             219.4         237.2          132.1           76.3           89.7
       Less Interest Capitalized                                --          (0.5)          (2.0)          (0.1)          (0.3)
       Less Undistributed Loss from
            Unconsolidated Subsidiary                           --            --             --            0.9            1.0
                                                          -------------------------------------------------------------------
               Total Earnings                             $  482.7      $  630.4       $  679.9       $  655.6       $  604.2
                                                          ===================================================================

Fixed Charges:
       Interest                                           $  141.0      $  159.5       $  101.8       $   72.4       $   85.4
       Distribution on Capital Securities                     69.0          69.1           22.8             --             --
       Interest Capitalized                                     --           0.5            2.0            0.1            0.3
       Interest Portion of Rental Expense                      8.3           6.7            4.8            3.3            3.2
       Amortization of Deferred Debt Expense                   1.1           1.4            0.7            0.5            0.8
                                                          -------------------------------------------------------------------
           Total Fixed Charges                            $  219.4      $  237.2       $  132.1       $   76.3       $   89.7
                                                          ===================================================================

Ratio of Earnings to Fixed Charges
       and Distributions on Capital Securities                 2.2           2.7            5.1            8.6            6.7
                                                          ===================================================================

                                 SAFECO CREDIT

                                                            1999          1998           1997           1996           1995
                                                          -------------------------------------------------------------------
Earnings:
       Income Before Income Taxes                         $   22.6      $   22.7       $   21.5       $   19.1       $   13.3
       Total Fixed Charges Below                              74.7          67.1           56.4           47.5           41.9
                                                          -------------------------------------------------------------------
               Total Earnings                             $   97.3      $   89.8       $   77.9       $   66.6       $   55.2
                                                          ===================================================================

Fixed Charges:
       Interest                                           $   74.6      $   67.0       $   56.3       $   47.4       $   41.8
       Interest Portion of Rental Expense                      0.1           0.1            0.1            0.1            0.1
                                                          -------------------------------------------------------------------
           Total Fixed Charges                            $   74.7      $   67.1       $   56.4       $   47.5       $   41.9
                                                          ===================================================================

       Ratio of Earnings to Fixed Charges                      1.3           1.3            1.4            1.4            1.3
                                                          ===================================================================